Gulf Resources Announces Third Quarter and Nine Months 2024 Unaudited Financial Results

SHOUGUANG, China, Nov. 19, 2024 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq: GURE) ("Gulf Resources", “we,” or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China today announced its unaudited financial results for the nine and three months ended September 30, 2024.

Three Months ended September 30, 2024:

•	Revenues for the third quarter were $2,242,365, a decline of 61.8% compared to the same period of 2023.

•	The net loss was $3,492,883, and the basic and diluted loss was $0.33 per share.

•	During the third quarter, bromine revenues declined by 68% to $1,571,313 and crude salt revenues declined by 26% to $654,039.

•	Bromine operation loss was $4,029,999, while crude salt operation loss was $102,657.

•	The losses from operations from our currently inactive chemical and natural gas businesses were $339,038 and $39,072, respectively.

Nine Months ended September 30, 2024:

•	For the nine months, revenues were $5,932,596, a decline of 74.4% compared to the same period of 2023.

•	Losses from operations by segment were as follows: bromine - $13,475,400, crude salt - $47,725, chemicals - $993,116, and natural Gas -$140,554.

•	The net loss was $40,582,933, and basic and diluted loss was $3.78 per share.

•	We incurred a loss of $29,169,008 from the disposition of equipment and purchased $60,526,213 worth of new equipment.

•	Our cash position declined to $11,237,493 from $72,223,894 as of December 31, 2023.

•	Total assets at the end of the third quarter was $193,885,294.

Management Commentary

We regret that the changes in auditors caused delays in filing the 2023 10-K and 2024 10-Q reports on time. We acknowledge the importance of providing investors with information needed to understand our financial position and the decisions made by the management. Separate press releases will be issued to address several of these matters in the near future.

Mr. Liu Xiaobin, the Chief Executive Officer of Gulf Resources, stated, “We want investors to understand that we remain confident in China’s economic recovery, in our company’s return to profitability, and in the decisions that we are making to act in the best interests of our shareholders.”

“Over the past year,” Mr. Liu continued, “we have postponed the final delivery of equipment for our chemical factory, because we did not see a short-term path to profitability. We believe some of the chemical companies in our niche in China are currently losing money. By postponing, we wanted to have the opportunity to see which segments of the industry would recover most quickly and what new opportunities, such as those for electrical strong or flow batteries, would emerge. When the timing is right, we will move ahead with the development of our chemical factory.”

“We also decided to hold off on additional investments in our natural gas business,” Mr. Liu continued. “While we remain committed to this project, we are currently seeking the best strategy.”

“We also participated in a flood prevention program required by the government,” Mr. Liu stated, “that we believe will help prevent future flood damages and allow us to drill more wells. Additionally, we are in the process of securing additional land for salt fields and bromine wells from local groups. Based on our analysis, we believe these fields could yield strong returns in the coming years.

“As the Chinese economy has begun to recover and bromine prices have started to improve,” Mr. Liu concluded, “we are becoming increasingly optimistic about the opportunities for the future.”

Conference Call

Gulf Resources management will host a conference call on Wednesday, November 20, 2024 at 08:00 AM Eastern Time to discuss its unaudited financial results of nine and three months ended September 30, 2024.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial Toll Free +1 (888) 506-0062 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (973) -528-0011, and please reference to “Gulf Resources” or Participant Access Code: 287986 while dial in.

The webcasting is also available then, just simply click on the link below:
http://www.gulfresourcesinc.com/news-28.html

A replay of the conference call will be available two hours after the call's completion and will expire on Wednesday, November 27, 2024. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 51690.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	September 30, 2024 Unaudited	December 31, 2023 Audited
Current Assets
Cash	$11,237,493	$72,223,894
Accounts receivable ,net	1,186,880	4,865,696
Inventories, net	427,839	577,229
Prepayments and deposits	8,311,871	8,395,290
Other receivable	95,245	7,482
Total Current Assets	21,259,328	86,069,591
Non-Current Assets
Property, plant and equipment, net	150,680,984	122,188,023
Finance lease right-of use assets	80,144	83,115
Operating lease right-of-use assets	6,385,605	6,699,784
Prepaid land leases, net of current portion	9,823,607	9,772,170
Deferred tax assets ,net	5,655,626	1,859,025
Total non-current assets	172,625,966	140,602,117
Total Assets	$193,885,294	$226,671,708

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$15,775,145	$8,833,936
Taxes payable-current	145,642	475,630
Advance from customer	—	42,705
Amount due to related parties	2,598,765	2,586,658
Finance lease liability, current portion	201,855	172,625
Operating lease liabilities, current portion	498,580	473,653
Total Current Liabilities	19,219,987	12,585,207
Non-Current Liabilities
Finance lease liability, net of current portion	1,103,707	1,312,950
Operating lease liabilities, net of current portion	7,036,482	7,525,255
Total Non-Current Liabilities	8,140,189	8,838,205
Total Liabilities	$27,360,176	$21,423,412

Commitment and Loss Contingencies	$—	$—

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 11,012,754 shares issued; and 10,726,924 shares outstanding as of September 30, 2024 and December 31, 2023, respectively	24,623	24,623
Treasury stock; 285,830 shares as of September 30, 2024 and December 31, 2023 at cost	(1,372,673)	(1,372,673)
Additional paid-in capital	101,688,262	101,688,262
Retained earnings unappropriated	55,711,323	96,294,256
Retained earnings appropriated	26,667,097	26,667,097
Accumulated other comprehensive loss	(16,193,514)	(18,053,269)
Total Stockholders’ Equity	166,525,118	205,248,296
Total Liabilities and Stockholders’ Equity	$193,885,294	$226,671,708

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF LOSS AND COMPREHENSIVE LOSS
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended September 30,		Nine -Month Period Ended September 30,
	2024	2023	2024	2023

NET REVENUE
Net revenue	$2,242,365	$5,865,615	$5,932,596	$23,173,404

OPERATING INCOME (EXPENSE)
Cost of net revenue	(4,071,616)	(6,373,902)	(11,303,519)	(20,464,418)
Sales and marketing expenses	(13,484)	(14,428)	(31,608)	(42,850)
Direct labor and factory overheads incurred during plant shutdown	(1,736,345)	(1,007,689)	(7,185,537)	(4,471,954)
General and administrative expenses	(1,002,529)	(762,884)	(2,409,957)	(2,266,260)

Other operating income (loss)	—	—	—	60,134
TOTAL OPERATING COSTS AND EXPENSE	(6,823,974)	(8,158,903)	(20,930,621)	(27,185,348)

PROFIT (LOSS) FROM OPERATIONS	(4,581,609)	(2,293,288)	(14,998,025)	(4,011,944)

OTHER INCOME (EXPENSE)
Interest expense	(21,191)	(23,791)	(70,835)	(81,322)
Interest income	6,220	57,758	77,071	201,127
Other expenses (income)	—	—	(29,173,011)	—
INCOME(LOSS) BEFORE TAXES	(4,596,580)	(2,259,321)	(44,164,800)	(3,892,139)

INCOME TAX BENEFIT (EXPENSE)	1,103,697	483,524	3,581,867	876,779
NET PROFIT (LOSS)	$(3,492,883)	$(1,775,797)	$(40,582,933)	$(3,015,360)

COMPREHENSIVE INCOME (LOSS)
NET PROFIT (LOSS)	$(3,492,883)	$(1,775,797)	$(40,582,933)	$(3,015,360)
OTHER COMPREHENSIVE (LOSS) INCOME
- Foreign currency translation adjustments	3,102,876	2,247,978	1,859,755	(7,879,513)
TOTAL COMPREHENSIVE (LOSS) INCOME	$(390,007)	$472,181	$(38,723,178)	$(10,894,873)

BASIC AND DILUTED EARNINGS (LOSS) PER SHARE:	$(0.33)	$(0.17)	$(3.78)	$(0.29)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES:	10,726,924	10,431,924	10,726,924	10,431,924

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(UNAUDITED)

	Nine-Month Period Ended September 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net income(loss)	$(40,582,933)	$(3,015,360)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Amortization on capital lease	70,835	80,252
Depreciation and amortization	14,037,554	15,385,624
Unrealized translation difference	—	165,444
Deferred tax asset	(3,615,091)	(1,002,511)
Amortization of right-of-use asset	659,509	—
Loss on disposal of equipment	29,169,008	—
Changes in assets and liabilities:
Accounts receivable	3,677,653	3,132,796
Inventories	153,371	718,994
Prepayments and deposits	171,305	(3,947,311)
Advance from customers	(42,545)	—
Other receivables	(86,423)	—
Accounts and Other payable and accrued expenses	(2,685,766)	(1,503,845)
Amount due to related Parties	—	—
Taxes payable	(330,299)	(229,600)
Operating lease	(889,641)	85,129
Net cash (used in) provided by operating activities	(293,463)	9,869,612

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(60,526,213)	(15,197,648)
Net cash from investing activities	(60,526,213)	(15,197,648)

CASH FLOWS USED IN FINANCING ACTIVITIES
Repayment of finance lease obligation	(264,094)	(267,810)
Net cash used in financing activities	(264,094)	(267,810)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	97,369	1,144,609
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(60,986,401)	(4,451,237)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	72,223,894	108,226,214
CASH AND CASH EQUIVALENTS - END OF PERIOD	$11,237,493	$103,774,977

	Periods Ended September 30,
	2024	2023
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the nine-month period ended September 30, 2024 for:
Paid for taxes	$1,013,382	$4,930,601
Interest on finance lease obligation	$70,835	$80,252
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES

About Gulf Resources, Inc.
Gulf Resources, Inc. operates through four wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), Daying County Haoyuan Chemical Company Limited (“DCHC”) and Shouguang Hengde Salt Industry Co. Ltd. (“SHSI”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. Through SHSI, the Company manufactures and sells crude salt. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements
Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

Contact Data

CONTACT: Gulf Resources, Inc.

Web: http://www.gulfresourcesinc.com

Director of Investor Relations

Helen Xu

beishengrong@vip.163.com